UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 13, 2010

SSGI, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

333-160700	91-1930691
(Commission File Number)	(IRS Employer Identification No.)

3706 DMG Drive, Lakeland, Florida 33811
(Address of principal executive offices, including zip code)

(863) 644-0456
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On May 18, 2010, the registrant, SSGI, Inc. (the “Company”), filed a Current Report on Form 8-K (the “Current Report”) describing, among other things, the acquisition by the Company of all of the outstanding shares of capital stock of B&M Construction Co., Inc., a Florida corporation (“B&M”). The Current Report contemplated that the financial statements of B&M required to be filed under Item 9.01(a) of this report, and any pro forma financial information required to be filed under Item 9.01(b) of this report, would be filed by amendment within 71 calendar days after the date that the Current Report was required to be filed. The purpose of this amendment is to file such financial statements and pro forma information.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Page

CONSOLIDATED FINANCIAL STATEMENTS - DECEMBER 31, 2009 AND 2008

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets	F-3

Consolidated Statements of Operations	F-4

Consolidated Statements of Changes in Stockholders' Equity	F-5

Consolidated Statements of Cash Flows	F-6

Notes to Consolidated Financial Statements	F-7 - F-16

INTERIM CONSOLIDATED FINANCIAL STATEMENTS - MARCH 31, 2010

Consolidated Balance Sheets (unaudited)	F-17

Consolidated Statements of Operations (unaudited)	F-18

Consolidated Statements of Cash Flows (unaudited)	F-19

Notes to Consolidated Financial Statements (unaudited)	F-20 - F-26
(b) Pro forma financial information.

Page

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consensed Combined Financial Information	F-28

Unaudited Pro Forma Consensed Combined Balance Sheet as of March 31, 2010	F-29

Unaudited Pro Forma Consensed Combined Statement of Operations for the Year Ended December 31, 2009	F-30

Unaudited Pro Forma Consensed Combined Statement of Operations for the Three Months Ended March 31, 2010	F-31

(d) Exhibits.

23.1	Consent of Mallah Furman

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 29, 2010	SSGI, INC.
(Registrant)

Larry M. Glasscock, Jr.
Chief Executive Officer and President
(Principal Executive Officer)

3

B&M CONSTRUCTION CO., INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

CONSOLIDATED FINANCIAL STATEMENTS - DECEMBER 31, 2009 AND 2008

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets	F-3

Consolidated Statements of Operations	F-4

Consolidated Statements of Changes in Stockholders' Equity	F-5

Consolidated Statements of Cash Flows	F-6

Notes to Consolidated Financial Statements	F-7 - F-16

INTERIM CONSOLIDATED FINANCIAL STATEMENTS - MARCH 31, 2010

Consolidated Balance Sheets (unaudited)	F-17

Consolidated Statements of Operations (unaudited)	F-18

Consolidated Statements of Cash Flows (unaudited)	F-19

Notes to Consolidated Financial Statements (unaudited)	F-20 - F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
B & M Construction Co., Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of B & M Construction Co., Inc. and Subsidiaries (“the Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B & M Construction Co., Inc. and Subsidiaries as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Mallah Furman

Fort Lauderdale, Florida
July 21, 2010

B&M CONSTRUCTION CO., INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$176,704	$297,573
Contracts receivable, net	1,963,830	2,462,014
Costs and estimated earnings in excess of billings on uncompleted contracts	215,886	942,534
Prepaid expenses and other current assets	139,947	39,009
Due from related parties	536,527	499,669

TOTAL CURRENT ASSETS	3,032,894	4,240,799

PROPERTY AND EQUIPMENT, NET	295,767	333,528

CASH SURRENDER VALUE OF INSURANCE	756,094	753,529

TOTAL ASSETS	$4,084,755	$5,327,856

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable and accrued expenses	$859,838	$1,422,399
Billings in excess of costs and estimated earnings on uncompleted contracts	371,521	130,471
Estimated losses on uncompleted contracts	63,743	-
Current portion of long-term debt	136,101	218,016
Stockholders payable	-	583,000

TOTAL CURRENT LIABILITIES:	1,431,203	2,353,886

LONG TERM DEBT, NET OF CURRENT PORTION	681,819	815,577

TOTAL LIABILITIES	2,113,022	3,169,463

STOCKHOLDERS' EQUITY

Common stock - $1 Par value, 5,000 shares authorized, 496 and 527 shares issued and outstanding at December 31, 2009 and 2008, respectively	496	527
Additional paid in capital	713,036	865,428
Retained earnings	1,723,786	1,905,839
Notes receivable from stock purchases	(471,433)	(627,316)
Total	1,965,885	2,144,478
Non-controlling interest	5,848	13,915

TOTAL STOCKHOLDERS' EQUITY	1,971,733	2,158,393

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,084,755	$5,327,856

The accompanying notes are an integral part of these consolidated financial statements.

B&M CONSTRUCTION CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

CONTRACT REVENUES EARNED	$18,312,641	$24,828,783
COST OF REVENUES EARNED	15,724,876	21,040,907

GROSS PROFIT	2,587,765	3,787,876

GENERAL AND ADMINISTRATIVE EXPENSES
Payroll and related costs	1,305,991	1,519,824
Insurance	340,072	305,903
Rent	184,460	179,460
Telephone and utilities	150,905	183,528
Office expense and supplies	141,522	204,907
Travel and entertainment	132,030	190,504
Professional fees	73,023	46,723
Repairs and maintenance	55,073	74,903
Taxes and license fees	49,335	36,334
Various other operating expenses	77,750	97,377
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	2,510,161	2,839,463

INCOME FROM OPERATIONS	77,604	948,413

OTHER INCOME (EXPENSES):
Interest income	25,387	63,326
Other income	29,705	20,540
Interest expense	(44,795)	(41,553)
Loss on asset disposition	(2,308)	(24,725)
TOTAL OTHER INCOME:	7,989	17,588

NET INCOME BEFORE TAXES	85,593	966,001

PROVISION FOR TAXES	(2,950)	(14,000)

INCOME BEFORE NON-CONTROLLING INTEREST IN NET INCOME OF SUBSIDIARIES	82,643	952,001

NON-CONTROLLING INTEREST IN NET INCOME OF SUBSIDIARIES	(6,933)	(8,114)

NET INCOME	$75,710	$943,887

The accompanying notes are an integral part of these consolidated financial statements.

B&M CONSTRUCTION CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

			Additional
	Common	Common	Paid In	Retained	Notes Receivable	Non-Controlling
	Shares	Stock	Capital	Earnings	from Stock Purchases	Interest	Total

BALANCE AT DECEMBER 31, 2007	695	$695	$1,307,931	$2,285,024	$(993,391)	$57,801	$2,658,060

Net income	-	-	-	943,887	-	8,114	952,001

Net repayments of notes receivable from stock purchases	-	-	-	-	366,075	-	366,075

Purchased and retired treasury stock	(168)	(168)	(442,503)	(449,536)	-	-	(892,207)

Distributions to stockholders	-	-	-	(873,536)	-	(52,000)	(925,536)

BALANCE AT DECEMBER 31, 2008	527	527	865,428	1,905,839	(627,316)	13,915	2,158,393

Net income	-	-	-	75,710	-	6,933	82,643

Net repayments of notes receivable from stock purchases	-	-	-	-	155,883	-	155,883

Purchased and retired treasury stock	(31)	(31)	(152,392)	-	-	-	(152,423)

Distributions to stockholders	-	-	-	(257,763)	-	(15,000)	(272,763)

BALANCE AT DECEMBER 31, 2009	496	$496	$713,036	$1,723,786	$(471,433)	$5,848	$1,971,733

The accompanying notes are an integral part of these consolidated financial statements.

B&M CONSTRUCTION CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$75,710	$943,887
Non-controlling interest in net income of subsidiaries	6,933	8,114
Income before Non-controlling interest in net income of subsidiaries	82,643	952,001
Adjustments to reconcile net income to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization	136,960	152,976
Loss on disposal of assets	2,308	24,725
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Contracts receivable	498,184	(143,164)
Costs and estimated earnings in excess of billings on uncompleted contracts	726,648	(435,040)
Due from related parties	(36,858)	(396,626)
Prepaid expenses and other current assets	(100,938)	142,589
Cash surrender value life insurance and other assets	(2,565)	(62,623)
Increase (decrease) in liabilities:
Accounts payable, accrued expenses and estimated losses on uncompleted contracts	(498,818)	325,962
Billings in excess of costs and estimated earnings on uncompleted contracts	241,050	(690,877)
Net cash provided by (used in) operating activities	1,048,614	(130,077)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	1,500	18,072
Purchase of equipment	(103,007)	(26,814)
Net cash used in investing activities	(101,507)	(8,742)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments from stockholders on notes receivable from stock purchases	155,883	366,075
Payments on long term debt	(368,096)	(14,009)
Payments on stockholders payable	(583,000)	(524,837)
Distributions to stockholders	(272,763)	(925,536)
Net cash used in financing activities	(1,067,976)	(1,098,307)

CHANGE IN CASH AND CASH EQUIVALENTS	(120,869)	(1,237,126)

Cash and cash equivalents at beginning of the year	297,573	1,534,699

Cash and cash equivalents at end of year	$176,704	$297,573

SUPPLEMENTAL CASH FLOW INFORMATION

Interest paid during the year	$44,795	$41,553
Income taxes paid during the year	$3,130	$13,520

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Repurchase of common stock with notes payable	$152,423	$892,207

The accompanying notes are an integral part of these financial statements.

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
B & M Construction Co. Inc.  was incorporated in the state of Florida on January 12, 1968.  B & M Construction Co. Inc. and Subsidiaries (the “Company”) is engaged in the construction of industrial and commercial buildings, primarily in the petroleum industry in Florida and Georgia.  Work is performed under various fee arrangements including cost plus fee contracts, fixed price contracts, fixed price contracts with incentive and penalty provisions, and straight hourly fee contracts.  These contracts are undertaken by the Company alone or in conjunction with other contracts.

Accounting Standards Codification
In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) Subtopic 105-10, Generally Accepted Accounting Principles (“GAAP”) (“FASB ASC 105-10”). This Standard establishes an integrated source of existing authoritative accounting principles to be applied by all non-governmental entities and is effective for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105-10 by the Company did not have a material impact on our financial statements and only resulted in modifications in accounting reference in our footnotes and disclosures.

Principles of Consolidation
The 2009 consolidated financial statements includes the accounts of the Company and its 70% majority-owned subsidiary.  The 2008 consolidated financial statements includes the accounts of the Company and its 70% and 80% majority-owned subsidiaries.  All significant inter-company transactions have been eliminated.

Non-controlling interest in subsidiaries
FASB ASC 810-10-65, Consolidations, requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest.  The non-controlling interest represents the minority interests not held by the Company. The Company has recorded a non-controlling interest in its Consolidated Financial Statements to reflect the minority interests.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The most significant management estimate relates to the determination of percentage of completion in connection with the recognition of profit on contracts.

Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.  Cash and cash equivalents include money market accounts and investments in a repurchase agreement backed by government securities.

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk
The Company is subject to some credit risk through short term cash investments which are placed with high credit quality financial institutions.  The Company has entered into an overnight repurchase and cash management agreement with a financial institution to invest idle funds in US government securities.  The Company maintains its cash accounts in several commercial banks located in Central Florida.  The Federal Deposit Insurance Corporation (FDIC) guarantees accounts in the financial institution up to $250,000.  At various times throughout the year, the Company had cash balances that exceeded the FDIC limit.

The Company provides construction services, parts sales and servicing and extends trade credit to the petroleum distribution industry.  The customers are primarily to major oil companies and large independent distributors in Florida and Georgia.  The Company grants credit to its customers during the normal course of business.  The Company performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral.  Management believes that its contract acceptance, billing and collections policies are adequate to minimize potential risk.  The Company does not believe that any single customer, industry, or concentration in any geographic area represents significant credit risk.

Property and Equipment
Property and equipment are recorded at cost and depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, usually from three to forty years.  Routine repairs and maintenance are expensed as incurred.  Accelerated depreciation is used for tax reporting and straight-line depreciation is used for financial statement reporting.

Long-lived Assets
The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows attributable to the related assets are less than the carrying amount, the carrying amounts are reduced to fair value and an impairment loss is recognized in accordance with FASB ASC 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets.

Revenue and Cost Recognition
Revenues from fixed price or modified fixed price construction contracts are recognized on the percentage of completion method, measured by the costs incurred to date relative to estimated total costs for each contract.  Where appropriate, certain contracts are segmented into major activities due to the particular scope of work and services to be performed.  These methods are used because management considers costs incurred and possible segmentation of specific contracts to be the best available measure of progress. The length of the Company’s contracts varies, but is typically less than one year.

Contract costs include all direct material and labor costs, and those indirect costs related to contract performance such as insurance, employee benefits, supplies, small tools, repairs, and indirect labor.

Selling, general and administrative costs are charged to expense as incurred.  Provisions for estimated losses on uncompleted contracts, if applicable, are made in the period in which such losses are determined.

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition (continued)
Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts”, represents revenues recognized in excess of amounts billed.  The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts”, represents billings in excess of revenues recognized.

Income Taxes
The Company elected to be taxed as a Subchapter S-Corporation.  Under those provisions, the Company does not pay income taxes on its taxable income.  Instead, the stockholder will include the Company’s taxable income or loss in his individual income tax return.

The Company adopted the provisions FASB ASC 740-10, Accounting for Uncertainty in Income Taxes, (“FASB ASC 740-10”), on January 1, 2009, which provide interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Effective with the Company’s adoption of these provisions, interest related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes. The adoption of ASC 740 did not have an impact on the Company’s financial position and results of operations.

In the unlikely event that an uncertain tax position exists in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. Reserves for uncertain tax positions would then be recorded if the Company determined it is probable that a position would not be sustained upon examination or if a payment would have to be made to a taxing authority and the amount is reasonably estimable. As of December 31, 2009, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authorities. No accrued interest or penalties on uncertain tax positions have been included on the consolidated statements of operation or the consolidated balance sheets. The Company’s tax returns are subject to examination by the federal and state tax authorities for the years ended 2006 through 2009.

Fair Value Measurements
Effective January 1, 2009, the Company adopted FASB ASC 820 “Fair Value Measurements”, (“FASB ASC 820”) for its non-financial assets and liabilities and for its financial assets and liabilities measured at fair value on a nonrecurring basis. This Standard provides a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The adoption of FASB ASC 820 for the Company’s non-financial assets and liabilities did not have a material impact on the Company’s consolidated financial statements.

Financial Instruments
Financial instruments consist of cash and cash equivalents, contracts receivable, notes receivables for stock purchases, accounts payable and accrued expenses, and long-term debt. The carrying values of cash and cash equivalents, contracts receivable, and accounts payable and accrued expenses, approximate their

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments (continued)
fair values due to their relatively short lives to maturity.  The fair value of notes receivable from stock purchases and long-term debt also approximate fair market value, as these amounts are due at rates which are compatible to market interest rates.

NOTE B – CONTRACTS RECEIVABLE

Contracts receivable consist of the following at December 31, 2009 and 2008, respectively:

	2009	2008
Contract billings	$2,019,260	$2,517,444
Allowance for doubtful accounts	(55,430)	(55,430)
Total	$1,963,830	$2,462,014

Management used the allowance method of recording bad debts and has reviewed all outstanding accounts for collectability.  Credit losses have been minimal and have consistently been within management’s expectation.  No additional allowance was considered necessary at December 31, 2009 and 2008, respectively.

NOTE C – COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts consist of the following at December 31, 2009 and 2008:

	2009	2008
Costs incurred on uncompleted contracts	$2,867,161	$5,338,147
Estimated earnings	143,964	843,506
	3,011,125	6,181,653
Less billings to date	3,166,760	5,369,590
Total	$(155,635)	$812,063

These amounts are included in the Company’s consolidated balance sheet under the following captions:

	2009	2008
Costs and estimated earnings in excess of billings on uncompleted contracts	$215,886	$942,534

Billings in excess of costs and estimated earnings on uncompleted contracts	(371,521)	(130,471)
Total	$(155,635)	$812,063

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE D – BACKLOG

The following schedule summarizes the changes in the backlog on contracts during the year ended December 31, 2009.  Backlog represents the amount of revenue the Company expects to realize and work to be performed on uncompleted contracts in progress at year end and from contractual agreements on which work has not yet begun.

Backlog balance at December 31, 2008	$10,742,309
New contracts during the year	15,944,014
Less contract revenue earned during the year	18,627,011
Backlog balance at December 31, 2009	$8,059,312

NOTE E – PROPERTY AND EQUIPMENT

Property and equipment, at cost, consists of the following at December 31, 2009 and 2008, respectively:

	2009	2008	Estimated Useful Lives
Vehicles and trucks	$819,031	$975,984	3-5 years
Construction equipment	731,918	669,984	5-7 years
Furniture and office equipment	374,257	362,309	5-10 years
Leasehold improvements	178,110	178,110	10-40 years
	2,103,316	2,186,387
Less accumulated depreciation	1,807,549	1,852,859
Total	$295,767	$333,528

Aggregate depreciation and amortization expense was $136,960 and $152,976 for the years ended December 31, 2009 and 2008, respectively.  Depreciation charged to cost of contract revenues was $132,478 and $147,027 for the years ended December 31, 2009 and 2008.

NOTE F – CASH SURRENDER VALUE OF INSURANCE

The Company is the beneficiary and owner of an insurance policy on the life of an officer with a total death benefit of approximately $1,200,000.  The cash surrender value relative to the policy at December 31, 2009 and 2008 was $756,094 and $753,529, respectively. At December 31, 2009 and 2008 the Company did not have any loans on this policy. Any loans payable to the insurance company pursuant to borrowings against this policy are collateralized by the cash value of the policy.

NOTE G – LINE OF CREDIT

On June 30, 2010, the bank withdrew the Company's line of credit.  The Company is currently seeking financing from several financial institutions.

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE G – LINE OF CREDIT (continued)

As of December 31, 2009 and 2008, respectively, the Company had a $1,000,000 and $2,000,000 available line of credit which matured on June 30, 2010.  Amounts borrowed under this line of credit accrued interest at 2.85 basis points above the LIBOR market interest rate (0.23% at December 31, 2009) with a floor of 5%. This facility was collateralized by all assets of the Company and required compliance with certain covenants including a funds flow coverage ratio, a deposit relationship and a total liabilities to effective tangible net worth ratio.  The Company was not in compliance with certain of the covenants at December 31, 2009.  At December 31, 2009 and 2008, respectively, the Company did not have any borrowings outstanding on this line of credit.

NOTE H – LONG TERM DEBT

Long term debt arouse from stock purchased by the Company from former stockholders (see Note J) and relates to the following at December 31, 2009 and 2008, respectively:

	2009	2008
4.25% note payable to a former stockholder, $802 principal and interest payments monthly, through January 2010	$799	$10,166

5.00% note payable to a former stockholder, $9,317 principal and interest payments monthly, through June 2015	534,508	616,894

5.00% note payable to withdrawing stockholder, $2,097 principal and interest payments monthly, through June 2015	120,788	139,405

3.25% note payable to a former stockholder, $2,357 principal and interest payments monthly, through January 2016.	156,316	197,009

4.25% note payable to a former stockholder, $5,528 principal and interest payable monthly, through January 2010	5,509	70,119
	817,920	1,033,593
Less current portion	136,101	218,016
Total	$681,819	$815,577

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE H – LONG TERM DEBT (continued)

Maturities of long term debt are as follows:

Year ending
December 31,	Amount
2010	$136,101
2011	136,005
2012	142,520
2013	149,353
2014	156,521
Thereafter	97,420
Total	$817,920

Interest paid on long term debt during the year ended December 31, 2009 and 2008 was $44,795 and $41,553, respectively.

NOTE I –NOTES RECEIVABLE FROM STOCK PURCHASES

The notes receivable from stock purchases relates to shares sold to employees of the Company.  The stock is held in escrow until the stockholder makes all required payments (see Note J). Since the notes relate to purchase of common stock, the accounts have been classified in the equity section of the accompanying consolidated balance sheets and consolidated statements of changes in stockholders' equity.  The notes receivable from stock purchases consists of following at December 31, 2009 and 2008 respectively:

	2009	2008
8.25% note receivable, collateralized by Company stock, annual payments of $38,426 including interest, through December 2016	$178,369	$213,091

5.00% note receivable, collateralized by Company stock, annual payments of $21,762 including interest, paid in full in 2009	-	78,129

5.25% note receivable, collateralized by Company stock, annual payments of $28,045 including interest, through December 2014	118,666	140,370

8.25% note receivable, collateralized by Company stock, annual payments of $34,583 including interest, through December 2016	174,398	195,726
	471,433	627,316
Less current portion	72,313	77,813
Total	$399,120	$549,503

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE I –NOTES RECEIVABLE FROM STOCK PURCHASES (continued)

Maturity of these notes receivable is as follows:

Year Ending
December 31,	Amount
2010	$72,313
2011	76,110
2012	80,105
2013	84,311
2014	86,257
Thereafter	72,337
Total	$471,433

Interest income received on the notes receivable during the year ended December 31, 2009 and 2008, was $24,540 and $56,076, respectively.

NOTE J – STOCKHOLDERS' STOCK AGREEMENT

The common stock of the Company is subject to the provisions of a stockholders stock agreement ("Stockholders Agreement"), which restricts transfers, encumbrances and other changes to stock ownership.  The Stockholders Agreement outlines the purchase and sales price, terms and eligibility to purchase the Company's common stock. Employees that purchase stock in the Company may acquire the shares with a note receivable to the Company (see Note I).  These notes receivable require equal annual payments of principal and interest over a maximum of nine years, at interest rates at the prime rate of the month immediately preceding the stock purchased.

In addition, the Stockholders Agreement has a provision requiring mandatory purchase by the Company or the remaining stockholders of Company common stock held by a former stockholder who is no longer employed by the Company.  Per the Stockholders Agreement, the former stockholder agrees to accept a note payable from the Company for the repurchased shares (see Note H). These notes payable are repaid in equal monthly payments of principal and interest over seven years.  The interest rate is determined using the prime rate of the month immediately preceding the stock repurchased.

Treasury stock repurchased from stockholders is retired immediately.  The Company accounts for the repurchased common stock under the par method of accounting for treasury stock.

NOTE K – INCOME TAXES

Certain states require the Company to pay state income taxes on S-Corporation earnings.  The provision for state income taxes consists of $2,950 at December 31, 2009 and $14,000 at December 31, 2008.  During the years ended December 31, 2009 and 2008, the Company made actual state income tax payments of $3,130 and $13,520, respectively.

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE L – 401(k) RETIREMENT PLAN

The Company sponsors a 401(k) plan for eligible employees.  The Company’s contributions to the Plan are determined annually by the Board of Directors.  The allocation of the Company’s contribution to the Plan among eligible employees was based upon formulas stated within the Plan.  The contribution for the year ended December 31, 2009 and 2008 was $122,289 and $105,810, respectively.  The Company matches up to 3% of compensation that a participant contributes to the Plan.

NOTE M – COMMITMENTS AND CONTINGENCIES

Leases
The Company leases vehicles for use in its operations.  The leases call for 36 month terms, with varying end dates.  Minimum future vehicle lease commitments are as follows:

Year ending
December 31,	Amount
2010	$173,661
2011	39,165
2012	27,590
Total	$240,416

Legal Matters
The Company is a party in legal proceedings in the ordinary course of business. The Company does not believe that the ultimate outcome of the legal proceedings will have an impact on the consolidated financial statements.

Other
The Company is periodically involved in disputes and claims with contractors and owners in connection with its ongoing construction activities.  At the date of the financial statements, the outcome of such claims/disputes was not subject to accurate determination and they were not considered to be material.

NOTE N – RELATED PARTIES

The Company leases office facilities from three entities related to the Company's stockholders.  The annual lease payments for the facilities were $179,460 for the years ended December 31, 2009 and 2008, respectively.  The leases provide for minimum annual rental payments plus sales tax.

The following is a schedule of future minimum lease payments to these affiliated entities:

Year Ending
December 31,	Amount
2010	$128,520
2011	94,520
Total	$223,040

The Company has receivables from the above related entities in the amount of $536,527 and $449,669, respectively as of December 31, 2009 and 2008.  These amounts are non-interest bearing, due on demand and are reflected in due from related parties on the accompanying consolidated balance sheets.

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

NOTE O – SUBSEQUENT EVENTS

Management has performed an analysis through July 27, 2010 of the activities and transactions subsequent to December 31, 2009 to determine the need for any adjustments to and/or disclosures within the consolidated financial statements for the year then ended December 31, 2009.

On May 13, 2010, SSGI, Inc. (the "SSGI"), a public company, acquired all of the outstanding shares of capital stock of the Company.  As consideration for the acquisition, SSGI paid $1,000,000 in cash, issued a Promissory Note in the amount of $1,173,473, bearing interest at 4% per annum and payable in forty-eight equal monthly installments, commencing on the 30th day following the closing date, plus issued 6,124,622 shares of SSGI common stock, par value $0.001 per share, (the "SSGI Common Stock"). SSGI also issued warrants to certain stockholders of the Company to purchase 250,000 shares of SSGI Common Stock exercisable for five years at an exercise price of $0.75 per share.

On June 30, 2010, the bank withdrew the Company's line of credit (see Note G).  The Company is currently seeking financing from several financial institutions.

B&M CONSTRUCTION CO., INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$3,474	$176,704
Contracts receivable, net	1,420,300	1,963,830
Costs and estimated earnings in excess of billings on uncompleted contracts	292,631	215,886
Prepaid expenses and other current assets	126,489	139,947
Due from related parties	326,527	536,527

TOTAL CURRENT ASSETS	2,169,421	3,032,894

PROPERTY AND EQUIPMENT, NET	274,160	295,767

CASH SURRENDER VALUE OF INSURANCE	784,798	756,094

TOTAL ASSETS	$3,228,379	$4,084,755

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable and accrued expenses	$628,252	$859,838
Billings in excess of costs and estimated earnings on uncompleted contracts	234,779	371,521
Estimated losses on uncompleted contracts	-	63,743
Current portion of long-term debt	131,319	136,101

TOTAL CURRENT LIABILITIES:	994,350	1,431,203

LONG TERM DEBT, NET OF CURRENT PORTION	648,411	681,819

TOTAL LIABILITIES	1,642,761	2,113,022

STOCKHOLDERS' EQUITY

Common stock - $1 Par value, 5,000 shares authorized, 496 issued and outstanding	496	496
Additional paid in capital	713,036	713,036
Retained earnings	1,352,685	1,723,786
Notes receivable from stock purchases	(471,433)	(471,433)
Total	1,594,784	1,965,885
Non-controlling interest	(9,166)	5,848

TOTAL STOCKHOLDERS' EQUITY	1,585,618	1,971,733

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,228,379	$4,084,755

The accompanying notes are an integral part of these consolidated financial statements.

B&M CONSTRUCTION CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2010	2009

CONTRACT REVENUES EARNED	$2,676,507	$5,010,988
COST OF REVENUES EARNED	2,500,303	4,292,383

GROSS PROFIT	176,204	718,605

GENERAL AND ADMINISTRATIVE EXPENSES
Payroll and related costs	365,331	290,268
Rent	46,365	47,313
Insurance	41,353	144,255
Telephone and utilities	34,532	33,731
Office expense and supplies	26,412	41,128
Travel and entertainment	15,705	59,341
Professional fees	6,425	32,382
Repairs and maintenance	5,561	8,221
Taxes and license fees	4,645	8,737
Various other operating expenses	9,443	19,103
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	555,772	684,479

(LOSS) INCOME FROM OPERATIONS	(379,568)	34,126

OTHER INCOME (EXPENSES):
Interest income	67	123
Other income	526	10,484
Interest expense	(9,640)	(10,306)
Gain/(Loss) on asset disposition	2,500	-
TOTAL OTHER (EXPENSES) INCOME:	(6,547)	301

NET (LOSS) INCOME BEFORE TAXES	(386,115)	34,427

PROVISION FOR TAXES	-	-

(LOSS) INCOME BEFORE NON-CONTROLLING INTEREST IN NET LOSS (INCOME) OF SUBSIDIARIES	(386,115)	34,427

NON-CONTROLLING INTEREST IN NET LOSS (INCOME) OF SUBSIDIARIES	15,014	(22,080)

NET (LOSS) INCOME	$(371,101)	$12,347

The accompanying notes are an integral part of these consolidated financial statements.

B&M CONSTRUCTION CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(371,101)	$12,347
Non-controlling interest in net (loss) income of subsidiary	(15,014)	22,080
(Loss) Income before non-controlling interest in net (loss) of subsidiary	(386,115)	34,427
Adjustments to reconcile net (loss) income to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization	30,619	30,348
Gain on disposal of assets	(2,500)	-
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Contracts receivable	543,530	319,301
Costs and estimated earnings in excess of billings on uncompleted contracts	(76,745)	318,033
Due from related parties	210,000	(36,830)
Prepaid expenses and other current assets	13,458	(71,179)
Cash surrender value life insurance and other assets	(28,704)	(49,750)
Increase (decrease) in liabilities:
Accounts payable, accrued expenses and estimated losses on uncompleted contracts	(295,329)	(513,796)
Billings in excess of costs and estimated earnings on uncompleted contracts	(136,742)	92,488
Net cash (used in) provided by operating activities	(128,528)	123,042

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	3,500	-
Purchase of equipment	(10,012)	(19,765)
Net cash used in investing activities	(6,512)	(19,765)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments from notes receivable from stockholders	-	102,442
Payments on stockholders payable	(38,190)	(42,982)
Distributions to stockholders	-	(356,979)
Net cash used in financing activities	(38,190)	(297,519)

CHANGE IN CASH AND CASH EQUIVALENTS	(173,230)	(194,242)

Cash and cash equivalents at beginning of the period	176,704	297,573

Cash and cash equivalents at end of period	$3,474	$103,331

SUPPLEMENTAL CASH FLOW INFORMATION

Interest paid during the period	$9,640	$10,306
Income taxes paid during the period	$2,950	$11,306

The accompanying notes are an integral part of these financial statements.

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2010

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
B & M Construction Co. Inc.  was incorporated in the state of Florida on January 12, 1968.  B & M Construction Co. Inc. and Subsidiaries (the “Company”) is engaged in the construction of industrial and commercial buildings, primarily in the petroleum industry in Florida and Georgia.  Work is performed under various fee arrangements including cost plus fee contracts, fixed price contracts, fixed price contracts with incentive and penalty provisions, and straight hourly fee contracts.  These contracts are undertaken by the Company alone or in conjunction with other contracts.

Interim Financial Statements
Although the Company is not a Securities Exchange Commission registrant, these financial statements have been prepared in accordance with the rules of interim financial statements stipulated in Regulation S-X. In the opinion of management, such financial statements include all adjustments (consisting of normal recurring accruals) necessary for the fair presentation of the financial position and the results of operations. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The balance sheet information as of December 31, 2009 was derived from the audited financial statements. The interim financial statements should be read in conjunction with those statements.

Accounting Standards Codification
In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) Subtopic 105-10, Generally Accepted Accounting Principles (“GAAP”) (“FASB ASC 105-10”). This Standard establishes an integrated source of existing authoritative accounting principles to be applied by all non-governmental entities and is effective for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105-10 by the Company did not have a material impact on our financial statements and only resulted in modifications in accounting reference in our footnotes and disclosures.

Principles of Consolidation
These consolidated financial statements includes the accounts of the Company and its 70% majority-owned subsidiary.  All significant inter-company transactions have been eliminated.

Non-controlling interest in subsidiaries
FASB ASC 810-10-65, Consolidations, requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest.  The non-controlling interest represents the minority interests not held by the Company. The Company has recorded a non-controlling interest in its Consolidated Financial Statements to reflect the minority interests.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The most significant management estimate relates to the determination of percentage of completion in connection with the recognition of profit on contracts.

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2010

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.  Cash and cash equivalents include money market accounts and investments in a repurchase agreement backed by government securities.

Concentration of Credit Risk
The Company is subject to some credit risk through short term cash investments which are placed with high credit quality financial institutions.  The Company has entered into an overnight repurchase and cash management agreement with a financial institution to invest idle funds in US government securities.  The Company maintains its cash accounts in several commercial banks located in Central Florida.  The Federal Deposit Insurance Corporation (FDIC) guarantees accounts in the financial institution up to $250,000.  At various times throughout the period, the Company had cash balances that exceeded the FDIC limit.

The Company provides construction services, parts sales and servicing and extends trade credit to the petroleum distribution industry. The customers are primarily to major oil companies and large independent distributors in Florida and Georgia.  The Company grants credit to its customers during the normal course of business.  The Company performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral.  Management believes that its contract acceptance, billing and collections policies are adequate to minimize potential risk.  The Company does not believe that any single customer, industry, or concentration in any geographic area represents significant credit risk.

Property and Equipment
Property and equipment are recorded at cost and depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, usually from three to forty years.  Routine repairs and maintenance are expensed as incurred.  Accelerated depreciation is used for tax reporting and straight-line depreciation is used for financial statement reporting.

Long-lived Assets
The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows attributable to the related assets are less than the carrying amount, the carrying amounts are reduced to fair value and an impairment loss is recognized in accordance with FASB ASC 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets.

Revenue and Cost Recognition
Revenues from fixed price or modified fixed price construction contracts are recognized on the percentage of completion method, measured by the costs incurred to date relative to estimated total costs for each contract.  Where appropriate, certain contracts are segmented into major activities due to the particular scope of work and services to be performed.  These methods are used because management considers costs incurred and possible segmentation of specific contracts to be the best available measure of progress. The length of the Company’s contracts varies, but is typically less than one year.

Contract costs include all direct material and labor costs, and those indirect costs related to contract performance such as insurance, employee benefits, supplies, small tools, repairs, and indirect labor.

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2010

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition (continued)
Selling, general and administrative costs are charged to expense as incurred.  Provisions for estimated losses on uncompleted contracts, if applicable, are made in the period in which such losses are determined.

Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts”, represents revenues recognized in excess of amounts billed.  The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts”, represents billings in excess of revenues recognized.

Income Taxes
The Company elected to be taxed as a Subchapter S-Corporation.  Under those provisions, the Company does not pay income taxes on its taxable income.  Instead, the stockholder will include the Company’s taxable income or loss in his individual income tax return.

The Company adopted the provisions FASB ASC 740-10, Accounting for Uncertainty in Income Taxes, (“FASB ASC 740-10”), on January 1, 2009, which provide interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Effective with the Company’s adoption of these provisions, interest related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes. The adoption of ASC 740 did not have an impact on the Company’s financial position and results of operations.

In the unlikely event that an uncertain tax position exists in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. Reserves for uncertain tax positions would then be recorded if the Company determined it is probable that a position would not be sustained upon examination or if a payment would have to be made to a taxing authority and the amount is reasonably estimable. As of March 31, 2010, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authorities. No accrued interest or penalties on uncertain tax positions have been included on the consolidated statements of operation or the consolidated balance sheets. The Company’s tax returns are subject to examination by the federal and state tax authorities for the years ended 2006 through 2009.

Fair Value Measurements
Effective January 1, 2009, the Company adopted FASB ASC 820 “Fair Value Measurements”, (“FASB ASC 820”) for its non-financial assets and liabilities and for its financial assets and liabilities measured at fair value on a nonrecurring basis. This Standard provides a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The adoption of FASB ASC 820 for the Company’s non-financial assets and liabilities did not have a material impact on the Company’s consolidated financial statements.

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2010

NOTE A – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments
Financial instruments consist of cash and cash equivalents, contracts receivable, notes receivables for stock purchases, accounts payable and accrued expenses, and long-term debt. The carrying values of cash and cash equivalents, contracts receivable, and accounts payable and accrued expenses, approximate their fair values due to their relatively short lives to maturity.  The fair value of notes receivable from stock purchases and long-term debt also approximate fair market value, as these amounts are due at rates which are compatible to market interest rates.

NOTE B – CONTRACTS RECEIVABLE

Contracts receivable are as follows

	March 31, 2010	December 31, 2009
Contract billings	$1,475,730	$2,019,260
Allowance for doubtful accounts	(55,430)	(55,430)
Total	$1,420,300	$1,963,830

Management used the allowance method of recording bad debts and has reviewed all outstanding accounts for collectability.  Credit losses have been minimal and have consistently been within management’s expectation.  No additional allowance was considered necessary at March 31, 2010 and December 31, 2009, respectively.

NOTE C – COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts consist of the following at:

	March 31, 2010	December 31, 2009
Costs incurred on uncompleted contracts	$2,767,025	$2,867,161
Estimated earnings	274,355	143,964
	3,041,380	3,011,125
Less billings to date	2,983,528	3,166,760
Total	$57,852	$(155,635)

These amounts are included in the Company’s consolidated balance sheet under the following captions:

	March 31, 2010	December 31, 2009
Costs and estimated earnings in excess of billings on uncompleted contracts	$292,631	$215,886

Billings in excess of costs and estimated earnings on uncompleted contracts	(234,779)	(371,521)
Total	$57,852	$(155,635)

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2010

NOTE D – LONG TERM DEBT

Long term debt arouse from stock purchased by the Company from former stockholders (see Note E) and relates to the following at March 31, 2010 and December 31, 2009, respectively:

	March 31, 2010	December 31, 2009
4.25% note payable to a former stockholder, $802 principal and interest payments monthly, last payment made in January 2010	$-	$799

5.00% note payable to a former stockholder, $9,317 principal and interest payments monthly, through June 2015	513,261	534,508

5.00% note payable to a former stockholder, $2,097 principal and interest payments monthly, through June 2015	115,987	120,788

3.25% note payable to a former stockholder, $2,357 principal and interest payments monthly, through January 2016.	150,482	156,316

4.25% note payable to a former stockholder, $5,528 principal and interest payable monthly, last payment made in January 2010	-	5,509
	779,730	817,920
Less current portion	131,319	136,101
Total	$648,411	$681,819

Interest paid on long term debt for the three month periods ended March 31, 2010 and 2009 was $9,640 and $10,306, respectively.

NOTE E – STOCKHOLDERS' STOCK AGREEMENT

The common stock of the Company is subject to the provisions of a stockholders stock agreement ("Stockholders Agreement"), which restricts transfers, encumbrances and other changes to stock ownership.  The Stockholders Agreement outlines the purchase and sales price, terms and eligibility to purchase the Company's common stock.

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2010

NOTE E – STOCKHOLDERS' STOCK AGREEMENT (continued)

Employees that purchase stock in the Company may acquire the shares with a note receivable to the Company.  Since the notes relate to purchase of common stock, the accounts have been classified in the equity section of the accompanying consolidated balance sheets These notes receivable require equal annual payments of principal and interest over a maximum of nine years, at interest rates at the prime rate of the month immediately preceding the stock purchased.  The balance of notes receivable from stock purchases was $471,433, respectively at March 31, 2010 and December 31, 2009.

In addition, the Stockholders Agreement has a provision requiring mandatory purchase by the Company or the remaining stockholders of Company common stock held by a former stockholder who is no longer employed by the Company.  Per the Stockholders Agreement, the former stockholder agrees to accept a note payable from the Company for the repurchased shares (see Note D). These notes payable are repaid in equal monthly payments of principal and interest over seven years.  The interest rate is determined using the prime rate of the month immediately preceding the stock repurchased.

Treasury stock repurchased from stockholders is retired immediately.  The Company accounts for the repurchased common stock under the par method of accounting for treasury stock.

NOTE F – 401(k) RETIREMENT PLAN

The Company sponsors a 401(k) plan for eligible employees.  The Company’s contributions to the Plan are determined annually by the Board of Directors.  The allocation of the Company’s contribution to the Plan among eligible employees was based upon formulas stated within the Plan.  The contribution for the three month periods ended March 31, 2010 and 2009 was $15,219 and $20,962, respectively.  The Company matches up to 3% of compensation that a participant contributes to the Plan.

NOTE G – COMMITMENTS AND CONTINGENCIES

Legal Matters
The Company is a party in legal proceedings in the ordinary course of business. The Company does not believe that the ultimate outcome of the legal proceedings will have an impact on the consolidated financial statements.

Other
The Company is periodically involved in disputes and claims with contractors and owners in connection with its ongoing construction activities.  At the date of the financial statements, the outcome of such claims/disputes was not subject to accurate determination and they were not considered to be material.

NOTE H – RELATED PARTIES

The Company leases office facilities from three entities related to the Company's stockholders.  The lease payments for the facilities were $46,365 and $45,313 for the three month periods ended March 31, 2010 and 2009, respectively.  The leases provide for minimum annual rental payments plus sales tax.

The Company has receivables from the above related entities in the amount of $326,527 and $536,527, respectively as of March 31, 2010 and December 31, 2009.  These amounts are non-interest bearing, due on demand and are reflected in due from related parties on the accompanying consolidated balance sheets.

B & M CONSTRUCTION CO., INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2010

NOTE I – SUBSEQUENT EVENTS

Management has performed an analysis through July 27, 2010 of the activities and transactions subsequent to March 31, 2010 to determine the need for any adjustments to and/or disclosures within the consolidated financial statements for the period ended March 31, 2010.

On May 13, 2010, SSGI, Inc. (the "SSGI"), a public company, acquired all of the outstanding shares of capital stock of the Company.  As consideration for the acquisition, SSGI paid $1,000,000 in cash, issued a Promissory Note in the amount of $1,173,473, bearing interest at 4% per annum and payable in forty-eight equal monthly installments, commencing on the 30th day following the closing date, plus issued 6,124,622 shares of SSGI common stock, par value $0.001 per share, (the "SSGI Common Stock"). SSGI also issued warrants to certain stockholders of the Company to purchase 250,000 shares of SSGI Common Stock exercisable for five years at an exercise price of $0.75 per share.

On June 30, 2010, the bank withdrew the Company's line of credit.  The Company is currently seeking financing from several financial institutions.  At March 31, 2010 and December 31, 2009, respectively, the Company did not have any borrowings outstanding on this line of credit.

SSGI, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Page

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consensed Combined Financial Information	F-28

Unaudited Pro Forma Consensed Combined Balance Sheet as of March 31, 2010	F-29

Unaudited Pro Forma Consensed Combined Statement of Operations for the Year Ended December 31, 2009	F-30

Unaudited Pro Forma Consensed Combined Statement of Operations for the Three Months Ended March 31, 2010	F-31

SSGI, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Financial Information

On May 13, 2010, SSGI, Inc. (the "Company" or “SSGI”), acquired all of the outstanding shares of capital stock of B&M Construction Co., Inc., a Florida corporation (“B&M”).  B&M is a construction company, operating in the Southeastern United States that specializes in the design, construction and maintenance of retail petroleum facilities.  As consideration for the acquisition, the Company paid $1,000,000 in cash, issued a Promissory Note in the amount of $1,173,473, bearing interest at 4% per annum and payable in forty-eight equal monthly installments, commencing on the 30th day following the closing date, plus issued 6,124,622 shares of SSGI common stock, par value $0.001 per share, (the "SSGI Common Stock"). SSGI also issued warrants to certain stockholders of the Company to purchase 250,000 shares of SSGI Common Stock exercisable for five years at an exercise price of $0.75 per share. The Company valued the total consideration paid to be approximately $6.8 million.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

The following unaudited pro forma consolidated balance sheet as of March 31, 2010 is presented as if we acquired B&M on March 31, 2010.  The following unaudited pro forma consolidated statements of operations for the three months ended March 31, 2010 and for the year ended December 31, 2009 are presented as if we had acquired B&M on January 1, 2009.  This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the three months ended March 31, 2010 and our annual report on Form 10-K for the year ended December 31, 2009 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

SSGI, INC
PROFORMA CONDENSED COMBINED BALANCE SHEET (Unaudited)
As of March 31, 2010

		B&M Construction	Pro Forma
	SSGI, Inc.	Co., Inc.	Adjustments	Pro Forma
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$111,103	$3,474	$-	$114,577
Restricted cash deposits	237,918	-	-	237,918
Contracts receivable, net	348,401	1,420,300	-	1,768,701
Costs and estimated earnings in excess of billings on uncompleted contracts	34,323	292,631	-	326,954
Prepaid expenses and other current assets	59,921	126,489	-	186,410
Investment in subsidiary	-	-	-	-
Due from related parties	-	326,527	(326,527)	-

TOTAL CURRENT ASSETS	791,666	2,169,421	(326,527)	2,634,560

PROPERTY AND EQUIPMENT, NET	319,324	274,160	-	593,484

OTHER ASSETS	14,280	784,798	5,199,368	5,998,446

TOTAL ASSETS	$1,125,270	$3,228,379	$4,872,841	$9,226,490

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable and accrued expenses	$1,784,029	$628,252	$-	$2,412,281
Billings in excess of costs and estimated earnings on uncompleted contracts	228,848	234,779	-	463,627
Notes payable, current	1,060,807	-	1,000,000	2,060,807
Current portion of long-term debt	85,000	131,319	229,261	445,580
Stockholders payable	11,624	-	-	11,624

TOTAL CURRENT LIABILITIES:	3,170,308	994,350	1,229,261	5,393,919

LONG TERM DEBT, NET OF CURRENT PORTION	1,329,756	648,411	944,212	2,922,379

TOTAL LIABILITIES	4,500,064	1,642,761	2,173,473	8,316,298

STOCKHOLDERS' EQUITY

Common stock	34,688	496	5,629	40,813
Additional paid in capital	3,160,158	713,036	3,574,991	7,448,185
Retained earnings	(6,569,640)	1,352,685	(1,352,685)	(6,569,640)
Notes receivable from stock purchases	-	(471,433)	471,433	-
Total	(3,374,794)	1,594,784	2,699,368	919,358
Non-controlling interest	-	(9,166)	-	(9,166)

TOTAL STOCKHOLDERS' EQUITY	(3,374,794)	1,585,618	2,699,368	910,192

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,125,270	$3,228,379	$4,872,841	$9,226,490

See accompanying information to unaudited pro forma condensed combined financial statements.

SSGI, INC.
PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Unaudited)
Year Ended December 31, 2009

		B&M Construction
	SSGI, Inc.	Co., Inc.	Pro Forma

CONTRACT REVENUES EARNED	$7,784,942	$18,312,641	$26,097,583

COST OF REVENUES EARNED	7,240,425	15,724,876	22,965,301

GROSS PROFIT	544,517	2,587,765	3,132,282

GENERAL AND ADMINISTRATIVE EXPENSES	1,898,245	2,510,161	4,408,406

INCOME/(LOSS) FROM OPERATIONS	(1,353,728)	77,604	(1,276,124)

OTHER INCOME (EXPENSES):
Interest income	1,878	25,387	27,265
Other income	6,629	29,705	36,334
Financing costs	(181,201)	-	(181,201)
Interest expense	(141,268)	(44,795)	(186,063)
Gain/(Loss) on asset disposition	(2,305)	(2,308)	(4,613)
TOTAL OTHER INCOME/(EXPENSES):	(316,267)	7,989	(308,278)

NET INCOME/(LOSS) BEFORE TAXES	(1,669,995)	85,593	(1,584,402)

PROVISION FOR TAXES	-	(2,950)	(2,950)

INCOME/(LOSS) BEFORE NON-CONTROLLING INTEREST IN NET INCOME OF SUBSIDIARIES	(1,669,995)	82,643	(1,587,352)

NON-CONTROLLING INTEREST IN NET INCOME OF SUBSIDIARIES	-	(6,933)	(6,933)

NET INCOME/(LOSS)	$(1,669,995)	$75,710	$(1,594,285)

Loss per share:
Basic and Diluted	$(0.048)		$(0.042)

Weighted Average Outstanding Shares:
Basic and Diluted	34,679,909		37,742,220

See accompanying information to unaudited pro forma condensed combined financial statements.

SSGI, INC.
PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (Unaudited)
For the Three Months Ended March 31, 2010

		B&M Construction
	SSGI, Inc.	Co., Inc.	Pro Forma

CONTRACT REVENUES EARNED	$738,737	$2,676,507	$3,415,244

COST OF REVENUES EARNED	932,825	2,500,303	3,433,128

GROSS PROFIT/(LOSS)	(194,088)	176,204	(17,884)

GENERAL AND ADMINISTRATIVE EXPENSES	429,532	555,772	985,304

LOSS FROM OPERATIONS	(623,620)	(379,568)	(1,003,188)

OTHER INCOME (EXPENSES):
Interest income	20	67	87
Other income		526	526
Interest expense	(38,735)	(9,640)	(48,375)
Gain/(Loss) on asset disposition	-	2,500	2,500
TOTAL OTHER EXPENSE:	(38,715)	(6,547)	(45,262)

NET LOSS BEFORE TAXES	(662,335)	(386,115)	(1,048,450)

PROVISION FOR TAXES	-	-	-

LOSS BEFORE NON-CONTROLLING INTEREST IN NET LOSS OF SUBSIDIARIES	(662,335)	(386,115)	(1,048,450)

NON-CONTROLLING LOSS IN NET LOSS OF SUBSIDIARIES	-	15,014	15,014

NET LOSS	$(662,335)	$(371,101)	$(1,033,436)

Loss per share:
Basic and Diluted	$(0.019)		$(0.028)

Weighted Average Outstanding Shares:
Basic and Diluted	34,687,630		37,746,081

See accompanying information to unaudited pro forma condensed combined financial statements.